UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2004

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2004, our Board of Directors approved a succession plan with respect to the retirement of our Chief Executive Officer, David H. Clarke. We expect that Mr. Clarke will continue to serve in his current position as Chairman of the Board and Chief Executive Officer through October 2, 2005 (the "Retirement Date"). At that time, Mr. Clarke is expected to relinquish his role as Chief Executive Officer and Donald C. Devine, our current Chief Operating Officer, is expected to be promoted to President and Chief Executive Officer. We expect that Mr. Clarke would continue to serve as our Non-executive Chairman of the Board through at least September 30, 2006.

Clarke Transition Agreement

On December 2, 2004 the Board approved, and on December 8, 2004 we entered into, an agreement with Mr. Clarke outlining the terms of his employment during the transition period. From and after the Retirement Date, his employment agreement will be superseded by the transition agreement. The material terms of Mr. Clarke's transition are described in the transition agreement which is included as Exhibit 10.1 to this report. Mr. Clarke’s transition agreement provides, among other things, that following the Retirement Date, as long as Mr. Clarke remains Chairman (i) we will pay him a base annual salary of $125,000 and (ii) on October 1 of each year, we will grant him $100,000 of restricted stock which will vest on the earliest of the date set forth in the restricted stock grant award, the date Mr. Clarke ceases to be chairman for any reason or a change in control (as defined in Mr. Clarke’s existing employment agreement). We have also agreed to establish a special retirement arrangement (the "SRA") that will provide Mr. Clarke with a monthly benefit for the remainder of his life in the amount of $3,216 beginning on the six month anniversary of the Retirement Date. Upon Mr. Clarke's death, the SRA will provide a monthly benefit to Mr. Clarke's spouse for the remainder of her life, subject to certain exceptions, along with the benefits that she would receive under the Retirement Plan and the SRP. For fiscal 2004 and 2005, Mr. Clarke will be granted comparable amounts as he would have been allocated under our prior LTIP which will be paid to him in four (4) equal annual installments following the Retirement Date with respect to each grant on each January 10 over the four year period commencing on January 10, 2006.

New Devine Employment Agreement

On December 2, 2004 the Board also approved, and on December 8, 2004 we also entered into, a new employment agreement with Mr. Devine. The material terms of Mr. Devine's employment are described in the employment agreement which is included as Exhibit 10.2 to this report. The new employment agreement will generally become effective on the date he begins serving as our President and Chief Executive Officer (the "Commencement Date"). Mr. Devine’s existing employment agreement will remain in effect until the Commencement Date.

Under Mr. Devine’s new employment agreement, his term of employment as President and Chief Executive Officer will expire at the end of the initial three-year term. The term of the agreement is subject to an automatic extension for additional one-year terms, unless either party gives at least six (6) months’ prior written notice of non-extension or the agreement is terminated earlier as discussed below. The new employment agreement provides, among other things, that we will pay Mr. Devine a base annual salary at a rate of not less than $700,000 and that Mr. Devine will be eligible to receive an annual cash bonus, with a target bonus percentage equal to at least 100% of the Target Bonus. Upon the execution of the new employment agreement, Mr. Devine was granted 50,000 restricted shares of common stock that will vest and become non-forfeitable on the third anniversary of the grant date.

Devine Change in Control Agreement

On December 2, 2004, the Board also approved, and on December 8, 2004 we also entered into, a Change in Control Agreement for Mr. Devine. The material terms of Mr. Devine's change in control benefits are described in the Change in Control Agreement which is included as Exhibit 10.3 to this report. The Change in Control Agreement provides for severance benefits upon a change in control (as defined in the Change in Control Agreement) of us. Subject to the special termination provisions that apply following a Change in Control (as more fully described below), if during the during the two year period following a Change in Control, we terminate Mr. Devine’s employment without Cause (as defined in the Change in Control agreement) or Mr. Devine terminates his employment for Good Reason (as defined in the Change in Control agreement), or his employment terminates as a result of his death or disability, Mr. Devine or his estate (whichever is applicable) will generally be entitled to receive, among other things, (i) accrued but unpaid obligations and (ii) a lump sum amount equal to the sum of (A) three times the greater of his annual base salary (x) for the calendar year immediately preceding the calendar year in which the Change in Control occurs, or (y)(1) with respect to a Change in Control which occurs before October 2, 2005, as in effect at the time of the Change in Control or (2) with respect to a Change in Control which occurs on or after October 2, 2005 as in effect at the time of termination, plus (B) three times the greater of (x) his target bonus for the fiscal year immediately preceding the date in which the Change in Control occurs, or (y)(1) with respect to a Change in Control which occurs before October 2, 2005, his target bonus for the fiscal year at the time of a Change in Control or (2) with respect to a Change in Control which occurs on or after October 2, 2005, his target bonus for the fiscal year in which the termination occurs.

If a Change in Control occurs before October 2, 2005, Mr. Devine will also be entitled to the benefits described in the immediately preceding paragraph if his employment terminates for any reason (including without limitation Cause, Good Reason, without Good Reason, death or disability as defined in the Change in Control Agreement) during the 30-day period beginning on the date of the Change in Control. However, if a Change in Control occurs on or after October 2, 2005, then the 30-day period will begin on the first day of the seven month anniversary following a Change in Control.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On December 2, 2004, we announced that President and Chief Operating Officer Donald C. Devine will become President and Chief Executive Officer of the Company, while David H. Clarke, the current Chairman and Chief Executive Officer, will retire and become Non-Executive Chairman of the Board. The appointments will be effective October 2, 2005, the beginning of our 2006 fiscal year.

On December 2, 2004, Sir Harry Solomon, a member of our board of directors, informed us that he has decided not to stand for reelection.

(c) Mr. Devine, 45, was appointed our President and Chief Operating Officer in April 2003. He had served as our President and Chief Executive Officer of our Jacuzzi Inc. business since June 2002. From 1998-2001, he was President and Chief Executive Officer of Kimble Glass Inc., the U.S. subsidiary of Germany's Gerresheimer Group. Prior to his tenure at Kimble Glass, Mr. Devine was a senior executive at Ivex Packaging Corporation, Gaylord Container Corporation, the James River Corporation and Packaging Corporation of America. Mr. Devine is a graduate of the United States Military Academy at West Point and the University of Virginia, Darden Business School, Executive Program.

The information under (i) the captions "-- New Devine Employment Agreement" and "-- Devine Change in Control Agreement" under Item 1.01 of this current report and (ii) the first paragraph of Item 5.02(b) of this current report is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1 Agreement between the registrant and David H. Clarke, dated December 8, 2004.

10.2 Employment Agreement between the registrant and Donald C. Devine, dated December 8, 2004.

10.3 Change in Control Agreement between the registrant and Donald C. Devine, dated December 8, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

December 9, 2004	By:	Steven C. Barre

Name: Steven C. Barre
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Agreement between the registrant and David H. Clarke dated December 8, 2004.
10.2	Employment Agreement between the registrant and Donald C. Devine dated December 8, 2004.
10.3	Change in Control Agreement between the registrant and Donald C. Devine dated December 8, 2004.